UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  September 24, 2007

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On September 24, 2007, the Registrant and TLC Casino Enterprises, Inc. (“TLC”) amended the Stock Purchase Agreement dated June 26, 2007, which provided for the sale by the Registrant to TLC of all the Registrant’s right, title and interest in and to 100% of the stock of Speakeasy Gaming of Fremont, Inc. and Speakeasy Fremont Street Experience Operating Company.

The Amendment provides for the extension of TLC’s 90-day termination deadline under Subsection 9.1(i) of the Stock Purchase Agreement to September 28, 2007. All other terms and conditions under the Agreement remain unchanged. Subsection 9.1(i) of the Agreement entitles TLC to terminate the Agreement if (i) there are any material defects in the condition of the Company Real Property (as defined in the Agreement) or the improvements located on such property, except as otherwise provided in the Agreement, or (ii) there are any material defects in the physical condition or operability of the tangible personal assets and properties described in the Agreement that would impair the use of such assets and properties, where currently used, in any material respects, except as provided in the Agreement. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to such Agreement, a copy of which is included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2007, which is incorporated herein by reference.

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer

Date: September 28, 2007